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                                                      Exhibit (21)-1
                                                      Unicom Corporation
                                                      Form 10-K File No. 1-11375



                               Unicom Corporation
                          Subsidiaries of the Company
                          ---------------------------

                                                                 State or
                                                               Jurisdiction
                                                                 in Which
                   Name                                        Incorporated
--------------------------------------------------             ------------

Commonwealth Edison Company*                                   Illinois
  Commonwealth Edison Company of Indiana, Inc.*                Indiana
  ComEd Financing I*                                           Delaware
  Commonwealth Research Corporation                            Illinois
  Concomber, Ltd.                                              Bermuda
  Cotter Corporation                                           New Mexico
  Edison Development Company                                   Delaware
  Edison Development Canada Inc.                               Canada
Unicom Enterprises Inc.*                                       Illinois
  Unicom Thermal Technologies Inc.*                            Illinois
  Unicom Thermal Technologies Boston Inc.*                     Delaware
  Unicom Technology Development Inc.*                          Illinois
Unicom Resources Inc.*                                         Illinois



*Included in the consolidated financial statements.